FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Margaret Kirch Cohen
CL-Media Relations, LLC
847-507-2229 (margaret@cl-media.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
FIRST QUARTER 2020

COLUMBUS, Ohio - April 27, 2020 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited financial results for the first quarter of 2020.

Following are selected highlights for the quarter ended March 31, 2020:

•
Assets under management decreased to $17.5 billion from $20.9 billion in the first quarter of 2019, primarily caused by lower market valuations resulting from the COVID-19 pandemic and related government actions. Average assets under management were comparable period over period.

•	Net inflows into equity and fixed income strategies were $251 million, compared with $459 million of net outflows in the same period in 2019.

•	Revenue was $31.9 million versus $32.6 million in the first quarter of 2019, primarily because of an increase in the mix of assets held in lower fee strategies.

•	Operating profit margin was 64% versus 34% for the first quarter of 2019.

•
On a non-GAAP basis, operating profit margin, as adjusted[6], was 39% for the first quarter of 2020 and 42% for the same period of 2019. The Company expects operating profit margin, as adjusted, will fluctuate from period to period based on various factors, including revenue; long-term investment results generated for clients; individual employee contributions; and overall staffing levels.

•
Net income attributable to common shareholders was $1.5 million, down from $16.9 million during the first quarter of 2019, primarily because of investment losses caused by lower market valuations resulting from the COVID-19 pandemic.

•
Earnings per share attributable to common shareholders - diluted was $0.47 in the quarter compared with $4.84 in the first quarter of 2019, largely driven by $22.4 million in investment losses resulting from COVID-19 related market depreciation.

•	The Company repurchased shares totaling $9.2 million.

“Our hearts go out to all those affected by the coronavirus. We are grateful to health care workers and everyone on the front lines for providing essential services at this difficult time,” said Heather Brilliant, president and CEO of Diamond Hill. “I'm proud of how our employees have responded to the professional and personal challenges of the pandemic. We acted quickly to ensure employees could work from home and continue supporting our clients seamlessly during this trying time.”

Brilliant added, "Despite the ongoing economic effects of the coronavirus crisis, Diamond Hill continues to demonstrate its resilience and provide clients with superior long-term investment capabilities. Our investment performance was adversely affected amid the severe market disruptions that occurred toward the end of the first quarter, but we also attracted net inflows into both equity and fixed income strategies, which speaks to the enduring quality of our investment teams and our employees. Diamond Hill has a strong balance sheet, which gives us flexibility during economic turmoil and unsettling conditions."

Operating results for the quarter ended March 31, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020, particularly because of COVID-19 and its effects on the U.S. and global economies. The impact of COVID-19 on capital markets was most acute during the last three weeks of the quarter, significantly reducing assets under management as of March 31, 2020, and could affect future revenue and operating margin.
While the Company expects the effects of the pandemic and the related responses to negatively affect results of operations, cash flows and financial position, at this time the Company cannot reasonably estimate the full effect, given the continuing uncertainty over the duration and severity of the economic crisis.

Selected Income Statement Data
(in thousands, except per share figures)

	Three Months Ended March 31,
	2020	2019	% Change
Revenue	$31,926	$32,579	(2)%
Compensation and related costs, excluding deferred compensation (benefit) expense	15,417	13,557	14%
Deferred compensation expense (benefit)	(8,156)	2,412	NM
Other expenses	4,199	5,476	(23)%
Total operating expenses	11,461	21,445	(47)%
Net operating income	20,465	11,134	84%
Investment income (loss), net	(22,398)	14,285	NM
Net income (loss) before taxes	(1,933)	25,419	NM
Income tax expense	(595)	(5,863)	(90)%
Net income (loss)	(2,528)	19,556	NM
Net loss (income) attributable to redeemable noncontrolling interest	4,058	(2,623)	NM
Net income attributable to common shareholders	$1,530	$16,933	(91)%

Earnings per share attributable to common shareholders - diluted	$0.47	$4.84	(90)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As Of
	March 31, 2020	December 31, 2019
Total cash and corporate investments held directly by DHCM	$169,244	$187,189
Shareholders' equity	$190,780	$192,856
Book value per share	$58.75	$58.54
Cash and corporate investments per share	$52.12	$56.82

	Change in Assets Under Management
	For the Three Months Ended March 31,
(in millions)	2020	2019
AUM at beginning of the period	$23,399	$19,108
Net cash inflows (outflows)
proprietary funds	12	(309)
sub-advised funds	544	59
separately managed accounts	(305)	(209)
	251	(459)
Net market appreciation (depreciation) and income	(6,154)	2,231
Increase (decrease) during the period	(5,903)	1,772
AUM at end of the period	$17,496	$20,880

Average AUM	$20,836	$20,710

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended March 31,
(in millions)	2020	2019
Net cash inflows (outflows)
Equity	$156	$(595)
Fixed Income	95	136
	$251	$(459)

About Diamond Hill:
Based in Columbus, Ohio, Diamond Hill is an independent active asset manager with significant employee ownership and $17.5 billion in assets under management as of March 31, 2020. The Company invests on behalf of institutions and individuals through mutual funds and separate accounts. Strategies include long-only U.S. and international equity, alternative long-short equity, and fixed income. Diamond Hill serves clients by providing investment strategies that deliver lasting value through a shared commitment to its intrinsic value investment philosophy, long-term perspective, disciplined approach and alignment with client interests. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
As supplemental information, Diamond Hill is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate comparison to its peers. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three months ended March 31, 2020 and 2019, respectively.

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2020	2019
Total revenue	$31,926	$32,579

Net operating income, GAAP basis	$20,465	$11,134
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	(8,156)	2,412
Net operating income, as adjusted, non-GAAP basis(2)	12,309	13,546
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(3,448)	(3,484)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$8,861	$10,062

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$2.71	$2.88
Diluted weighted average shares outstanding, GAAP basis	3,273	3,497

Operating profit margin, GAAP basis	64%	34%
Operating profit margin, as adjusted, non-GAAP basis(6)	39%	42%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Diamond Hill does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including significant economic disruptions from COVID-19 and the actions taken in connection therewith; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com